UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2018

Social Life Network, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-222709	46-0495298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8100 E. Union Ave., Suite 1809 Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Social Life Network, Inc. referred to herein as “we”, “us” or “our”.

Item 7.01 Regulation FD Disclosure

Social Life Network, Inc. (OTCQB: WDLF), today announced that it will hold a shareholder update call after the close of trading on Wednesday, November 14, 2018, at 1:30 pm PT and 4:30 pm ET, which call will announce selected financial results for the 9 months ending September 30, 2018 and discuss the business of Social Life’s wholly owned subsidiary, MjLink.com, and its planned IPO on a Canadian Exchange in 2019.

Individuals interested in listening to the conference call may do so by dialing (877) 407-8293 for domestic callers or (201) 689-8349 for international callers. To listen to a live webcast, please visit; https://78449.themediaframe.com/dataconf/productusers/wdlf/mediaframe/27464/indexl.html.

A replay of the call will be available beginning November 14, 2018 at approximately 7:30pm PT/10:30pm ET through November 28, 2018. To access the replay, dial (877) 660-6853 or (201) 612-7415 and reference Conference ID: 13685001. The webcast will also be available on Social Life Network's website for six months following the completion of the call, at www.social-life-network.com.

We will be issuing a press release regarding the shareholder update call on November 9, 2018, which press release is attached hereto as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

ITEM 9.01. Exhibits

(a)	Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release - Social Life Network to Host November 14, 2018 Quarterly Shareholder Call for 10-Q and MjLink.com IPO.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated November 9, 2018

Social Life Network, Inc.

By:	/s/ Ken Tapp
Ken Tapp,
Chief Executive Officer

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